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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2017 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2018

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
Credit Suisse First Boston Mortgage Securities Corp. and Credit Suisse Commercial Mortgage Securities Corp.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C1
Master and Special Servicer of the 500 Fifth Avenue and St. Louis Premium Outlets loans under the JPMBB 2014‐C26 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C2
Master and Special Servicer of the St Louis Premium Outlets loan under the JPMBB 2014‐C26 PSA.
Master Servicer of the 9200 & 9220 Sunset loan under the COMM 2015‐CCRE23 PSA
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C3	Master Servicer
Master Servicer of the WPC Department Store Portfolio loan under the BAMLCM 2015‐UBS7 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C4	Special Servicer
Master Servicer of the Arizona Grand Resort & Spa loan under the CSAIL 2015‐C3 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016‐C5
Master Servicer of the Starwood Capital Extended Stay Portfolio loan under the CSAIL 2015‐C3 PSA.
Special Servicer of the Sheraton Lincoln Harbor Hotel loan under the WFCMT 2015‐C31 PSA
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016‐C6
Master Servicer of the Starwood Capital Extended Stay Portfolio loan under the CSAIL 2015‐C3 PSA.
Special Servicer of the Quaker Bridge Mall loan under the JPMDB 2016‐C2 PSA
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016‐NXSR
Master Servicer of the Federal Way Crossings, the 681 Fifth Avenue and the Wolfchase Galleria loans under the MSC 2016‐UBS12 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.,	Series 2017‐C8	Special Servicer
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017‐CX9
Master and Special Servicer on the IC Leased Fee Hotel Portfolio loan under the UBS 2017‐C3 PSA.
Special Servicer on the 85 Broad Street loan under the CSAIL 2017‐C8 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.,	Series 2017‐CX10
Master and Special Servicer on the Centre 425 Bellevue loan under the UBS 2017‐C5 PSA.